SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
(Exact name of registrants as specified in their charters)

Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-77499 333-77499-01	43-1843179 43-1843177
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 7.01. REGULATION FD DISCLOSURE.

Thomas A. Cullen has resigned from his position as Executive Vice President of Advanced Services and Business Development of Charter Communications, Inc. ("Charter"), the indirect parent company and manager of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation, and each of Charter's subsidiaries, including us, for which Mr. Cullen served as an officer. The resignation will be effective (and his employment will terminate) on April 30, 2005, or sooner if Charter and Mr. Cullen agree. On March 15, 2005, the parties entered into a Separation Agreement and Release, pursuant to which, among other things, Charter will continue to pay Mr. Cullen's base salary for 65 weeks following the termination of his employment at a rate of $5,769 per week, and Mr. Cullen will be paid a one time payment of $10,347 to cover COBRA payments. Mr. Cullen's stock options will continue to vest during the 65-week severance period, and he will have 60 days thereafter to exercise any vested options. The agreement referred to above is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Agreement dated as of March 15, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on March 16, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS HOLDINGS, LLC
Registrant
By: CHARTER COMMUNICATIONS, INC., Sole Manager

Dated: March 17, 2005

By: /s/ Paul E. Martin Name: Paul E. Martin Title: Interim Co-Chief Financial Officer, Senior Vice President and Controller (Co-Principal Financial Officer and Principal Accounting Officer)

CHARTER COMMUNICATIONS HOLDINGS CAPITAL CORPORATION
Registrant

Dated: March 17, 2005

By: /s/ Paul E. Martin Name: Paul E. Martin Title: Interim Co-Chief Financial Officer, Senior Vice President and Controller (Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Agreement dated as of March 15, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on March 16, 2005 (File No. 000-27927)).